EXHIBIT 99.1

Cars.com Board of Directors Concludes Strategic Review Process, Focuses on Strategic Plan and Go-Forward Strategy to Drive Long-Term Value Creation

CHICAGO, August 5, 2019 – Cars.com Inc. (NYSE: CARS), a leading digital marketplace and solutions provider for the automotive industry, today announced that its Board of Directors has concluded the strategic review process first announced on January 16, 2019 with no actionable bids for the Company and will focus on executing its strategic plan as an independent public company.

“The Board is fully focused on driving shareholder value. We have conducted an exhaustive strategic review process, engaging with several interested parties to evaluate the relative benefits of various strategic alternatives with the purpose of maximizing value for our shareholders,” said Scott Forbes, Chairman of the Board. “The process did not yield actionable options for a sale of the Company. As a result, and after consultation with our financial and legal advisors, the Board has concluded that the best interests of shareholders are served by continuing to focus on our strategic plan and opportunities to drive growth and shareholder returns as an independent public company. We remain open to all potential value creating opportunities.”

The Board was actively engaged throughout this rigorous process and unanimously determined that delivering on the company’s strategic plan is the best path to driving shareholder value. As part of a 2018 settlement between Cars.com and Starboard Value, the Company appointed two new directors proposed by Starboard to the Board of Cars.com. Those directors, including a member of the transaction committee, were actively engaged in the sale process. All actions and decisions of both the committee and the full Board were unanimous. The Board, company management and advisors drove a deliberate and comprehensive process, fielding inbound inquiries and proactively engaging with a number of potential buyers. The process lasted ten months and involved 29 interested, prospective bidders. Select highlights are outlined below.

Summary of Strategic Review Process

Stage 1

In the summer of 2018, the Company received unsolicited calls from a number of parties interested in potentially acquiring the Company. In light of these inbound inquiries and after a preliminary internal investigation of strategic alternatives, the Board directed J.P. Morgan to launch a confidential review of strategic alternatives in September 2018. As part of their mandate, J.P. Morgan made outbound calls to 17 potential financial sponsors and strategic buyers in November. Between November and December 2018, 14 NDAs were signed, and 14 management presentations with financial projections were delivered to prospective buyers. By December, four initial non-binding offers were received, including from Sponsor 1. During January, one of the four bidders dropped out of the process and the three remaining bidders were provided access to a data room and management to conduct diligence.

The company remained engaged with these three bidders but determined to expand the process and address speculation by publicly disclosing the strategic review process on January 16, 2019. This disclosure led to additional inbound inquiries. All parties were aware that by February 28 the company would issue its fourth-quarter results as well as three years of financial guidance, and as a result were unwilling to enter into a transaction before that date.

Stage 2

At the end of January, all three bidders from stage 1 announced their decision not to proceed with a second-round bid. Following the January 16 announcement of its review of strategic alternatives, the Company received inbound calls from 12 additional bidders. From these parties, the Company received four more initial non-binding bids, including two strategic bidders (“Strategic X” and “Strategic Y”) and two financial bidders (“Sponsor 2” and “Sponsor 3”). These bidders were invited to conduct second-round diligence and work towards final transaction terms. In order to avoid the disruption to the ongoing strategic process that could be attendant to a contested annual meeting, on March 25 the Company announced an extension of its director nomination deadline to April 22, 2019 after consultation with Starboard Value.

After detailed discussions, Sponsor 2 and Sponsor 3 withdrew interest. Sponsor 1 returned to the process and indicated an interest in continuing to participate only if it could be partnered with a strategic that was not then part of the process (“Strategic Z”). The Company provided its consent for Sponsor 1 to partner with Strategic Z to explore the opportunity and diligence meetings were conducted. Ultimately during Stage 3, the joint entity representing Sponsor 1 and Strategic Z dropped from the process without submitting an initial non-binding joint proposal, though active discussions with Strategic Z continued through May.

Stage 3

To accommodate the diligence efforts and unrelated timing issues of its bidders, on April 17, the Company extended the nomination deadline to May 15, 2019. Subsequent extensions to the nomination deadline during the process enabled the Company to continue working diligently on the process without the potential disruption of a nomination contest, while at the same time providing any shareholders that would want to nominate directors, an opportunity to do so.

Strategic X and Strategic Y submitted final bids on April 12, 2019 while Strategic Z continued to do substantial work in order to submit a bid. Both final bids involved stock and cash consideration and had a similar transaction value. However, the bid from Strategic X would result in the Company’s shareholders owning a majority of the combined entity. The bidders were asked to revisit the terms of their bid and resubmit on April 29, 2019.

The Company received revised bids from both Strategic X and Y by the April 29, 2019 bid deadline. Strategic X increased the stock component of its offer. However, the Board determined that the offer presented certain risks inherent to that bidder that the Board believed were not acceptable and needed to be resolved in order to proceed with Strategic X’s offer. Therefore, the Board decided to deprioritize this proposal as it was not actionable until Strategic X addressed these concerns.

Strategic Y clarified its terms and indicated a willingness to enter into definitive transaction documents on May 3. The Board determined to proceed with Strategic Y, subject to improvements to the offer and a signing date of May 9. Strategic Y responded that it was willing to make the requested changes to the offer but communicated that for reasons unrelated to the changes in the terms, Strategic Y could not enter into a transaction until May 28. On May 6, the Company extended the nomination deadline to June 5, 2019.

On May 16, 2019 Strategic Y communicated to the company that it needed more time as it did not have the internal capacity available to enter into a transaction by the end of May, and as a result did not want to sign until the end of June. Throughout May, the Company continued to engage in discussions with Strategic X and Strategic Z.

On June 3, 2019 Strategic Y informed the Company that it would be unable to sign until late July, subject to completion of diligence and negotiation of the final agreements. The Company and Strategic Y engaged in mutual diligence between May 3, 2019 and July 10, 2019. To accommodate Strategic Y’s timing issues and to avoid the disruption of the strategic review that might result from a contested election of directors, on June 3, the Company extended the nomination deadline to August 6, 2019.

Ultimately, Strategic Y informed the Company that it was no longer prepared to move forward with the transaction within the Company’s timeframe, due to issues related to Strategic Y and unrelated to the Company. The Company and its advisors proposed to Strategic Y changes to the terms of the proposed transaction, which sought to accommodate Strategic Y’s concerns, but, Strategic Y reiterated that it was unwilling to proceed under the original terms or under the revised terms proposed by the Company at this time. Strategic Y suggested that if the Company remained independent and certain other factors related to Strategic Y were satisfied, discussions could resume at a later date. The Board concluded that the interests of shareholders would be best served by focusing on continued execution of the Company’s strategy rather than continuing to pursue a speculative transaction with Strategic Y.

The strategic review process was public, comprehensive, and deliberate, lasting ten months and ultimately involving 29 parties. After extensive negotiations and discussions, no actionable proposals for a sale were available to the Company. As a result, the Board, which includes two independent Starboard Value director designees, unanimously determined to continue to focus on the execution of the Company’s standalone strategic and operational plans and to continue to evaluate opportunities to create shareholder value.

About Cars.com

Cars.com is a leading digital marketplace and solutions provider for the automotive industry that connects car shoppers with sellers. Launched in 1998 and headquartered in Chicago, the Company empowers shoppers with the data, resources and digital tools needed to make informed buying decisions and seamlessly connect with automotive retailers. In a rapidly changing market, Cars.com enables dealerships and OEMs with innovative technical solutions and data-driven intelligence to better reach and influence ready-to-buy shoppers, increase inventory turn and gain market share. In 2018, Cars.com acquired Dealer Inspire®, an innovative technology company building solutions that future-proof dealerships with more efficient operations, a faster and easier car buying process, and connected digital experiences that sell and service more vehicles.

Cars.com properties include DealerRater®, Dealer Inspire®, Auto.com™, PickupTrucks.com® and NewCars.com®. For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning our business strategies, strategic alternatives review process, plans and objectives, market potential, outlook, trends, future financial performance, planned operational and product improvements, potential strategic transactions, liquidity and other matters and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements, strategic actions or prospects may differ materially from those expressed or implied by these forward-looking statements. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," “strategy,” "plan," "estimate," "target," "seek," "will," "may," "would," "should," "could," "forecasts," "mission," "strive," "more," "goal" or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of strategic action, performance or results. Our actual results and strategic actions could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond our control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see “Part I, Item 1A., Risk Factors” and “Part II, Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission available on our website at investor.cars.com or vis EDGAR at www.sec.gov. All forward-looking statements contained in this press release are qualified by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of these risk and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to us and speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the federal securities laws.

Cars.com Media Contact:

Marita Thomas

312-601-5692

pr@cars.com

Gladstone Place Partners

Lauren Odell / Patricia Figueroa

212-230-5930

Cars.com Investor Relations Contact:

Jandy Tomy

312-601-5115

ir@cars.com

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